Exhibit 99.1

Reviva Pharmaceuticals, Inc.

Consolidated Financial Statements

December 31, 2019 and 2018

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Reviva Pharmaceuticals Inc.

Cupertino, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Reviva Pharmaceuticals Inc. and subsidiary (collectively the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the two years in the two-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

The Company’s ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant recurring losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

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We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter- COVID-19

As described in Note 10 to the consolidated financial statements, the World Health Organization has declared COVID-19 a global pandemic leading to broader global economic uncertainties. The measures taken by government agencies to slow the progression of the disease is uncertain and may adversely affect the Company’s result of operations, cash flow and financial position. Our opinion is not modified with respect to this matter.

We have served as the Company’s auditor since 2016.

/s/ ArmaninoLLP

San Ramon, California

July 23, 2020

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REVIVA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018

	2019	2018
ASSETS
Cash	$193	$118,637
Property and equipment, net	591	1,236
Non-current assets	1,816	1,816
Total assets	$2,600	$121,689
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Accounts payable	$224,543	$66,371
Accrued expenses and other current liabilities	2,722,875	1,046,895
Contingent warrant, net	101,525	107,934
Convertible promissory notes, net	3,765,087	4,865,087
Total liabilities	6,814,030	6,086,287
Stockholders’ deficit
Preferred stock, par value $0.0001, 13,625,237 shares authorized, 5,802,350 undesignated
Series 1 convertible preferred stock, 625,237 shares designated; 625,237 shares issued and outstanding (liquidation preference of $3,069,913)	3,069,913	3,069,913
Series 2 convertible preferred stock, 1,245,889 shares designated; 1,245,889 shares issued and outstanding (liquidation preference of $7,624,841)	7,624,841	7,624,841
Series 3 convertible preferred stock, 951,761 shares designated; 951,761 shares issued and outstanding (liquidation preference of $12,039,777)	7,973,720	7,973,720
Series 4 convertible preferred stock, 5,000,000 shares designated; 1,029,994 shares issued and outstanding (liquidation preference $15,861,892)	10,401,500	10,401,500
Common stock, par value of $0.0001; 35,000,000 shares authorized; 18,180,748 shares issued and outstanding	618	618
Additional paid-in capital	18,644,683	18,644,683
Accumulated deficit	(54,526,705)	(53,679,873)
Total stockholders’ deficit	(6,811,430)	(5,964,598)
Total Liabilities and Stockholders’ deficit	$2,600	$121,689

The accompanying notes are an integral part of these consolidated financial statements.

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REVIVA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2019 and 2018

	2019	2018
Operating expenses
Research and development	$195,744	$946,301
General and administrative	181,116	175,579
Total operating expenses	376,860	1,121,880
Loss from operations	(376,860)	(1,121,880)
Other income (expense)
Interest income	201	1,365
Interest expense	(469,373)	(559,040)
Total other income (expense)	(469,172)	(557,675)
Loss before provision for income taxes	(846,032)	(1,679,555)
Provision for income taxes	800	800
Net loss	$(846,832)	$(1,680,355)

The accompanying notes are an integral part of these consolidated financial statements.

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REVIVA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the Years Ended December 31, 2019 and 2018

	Series 1,2,3,4 Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2017	3,852,881	$29,069,974	18,180,748	$618	$18,623,629	$(51,999,518)	$(4,305,297)
Stock-based compensation expense	—	—	—	—	21,054	—	21,054
Net loss	—	—	—	—	—	(1,680,355)	(1,680,355)
Balance, December 31, 2018	3,852,881	29,069,974	18,180,748	618	18,644,683	(53,679,873)	(5,964,598)
Net loss	—	—	—	—	—	(846,832)	(846,832)
Balance, December 31, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(54,526,705)	$(6,811,430)

The accompanying notes are an integral part of these consolidated financial statements.

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REVIVA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net loss	$(846,832)	$(1,680,355)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	645	1,017
Amortization of warrant expenses	—	34,895
Amortization of debt discount	—	16,701
Stock-based compensation expense	—	21,054
Mark-to-market of warrant liability	(6,409)	—
Changes in operating assets and liabilities	—	—
Non-current assets	—	7,262
Accounts payable	158,172	(6,654)
Accrued interest	226,312	542,339
Accrued expenses and other current liabilities	249,668	(7,622)
Net cash flow provided by (used in) operating activities	(218,444)	(1,071,363)
Cash flows from financing activities
Proceeds from issuance of convertible promissory notes	100,000	175,000
Net cash provided by (used in) financing activities	100,000	175,000
Net decrease in cash	(118,444)	(896,363)
Cash, beginning of year	118,637	1,015,000
Cash, end of year	$193	$118,637
Supplementary information:
Cash paid for taxes	$800	$800
Non cash transactions:
Conversion of convertible promissory notes into accrued legal liability	$1,200,000	—
Discount due to warrants issued with debt	—	$34,895
Debt discount on issuance of convertible promissory notes	—	$16,701

The accompanying notes are an integral part of these consolidated financial statements.

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REVIVA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

1. NATURE OF OPERATIONS

Reviva Pharmaceuticals, Inc. (the “Parent”) was incorporated in the state of Delaware and registered in California, and commenced operations on May 1, 2006 and its Indian subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated in 2014 (referred herein as “the Company”). The Company is an emerging research based pharmaceutical company focused on developing a portfolio of internally discovered next generation safe and effective therapeutic drugs by using an integrated chemical genomics technology platform and proprietary chemistries. The Company is currently focused on developing drugs for the central nervous system (CNS), cardiovascular (CV), metabolic and inflammatory diseases.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Principals of consolidation

The accompanying consolidated financial statements include the accounts of the Reviva Pharmaceuticals, Inc. and its wholly owned subsidiary Reviva Pharmaceuticals, India Pvt Ltd. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All transactions and balances between the parent and its subsidiary have been eliminated in consolidation.

Going concern

The Company has incurred operating losses and negative cash flows since inception. The Company has a limited history of operations and its prospects are subject to risks, expenses, and uncertainties frequently encountered by companies in pharmaceutical industry. These risks include, but are not limited to, the uncertainty of successfully developing its products, availability of additional financing, obtaining regulatory approvals and the uncertainty of achieving future profitability. The Company has a limited operating history and has yet to generate material revenues from commercial operations. To date, the Company has been funded primarily by equity financings and convertible promissory notes. The Company’s ultimate success is dependent upon its ability to raise additional capital, to obtain necessary regulatory approvals for its products, and to successfully develop and market its products.

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. As of December 31, 2019, the Company had had a cash and cash equivalents of $193. During the year ended December 31, 2019, the Company incurred a net loss of $846,832 and had negative cash flows from operating activities of $218,444, net of accrued legal liability due to settlement of convertible notes with a face value of $1,200,000. In addition, the Company had an accumulated deficit of $54,526,705 at December 31, 2019. Management intends to continue its clinical trials and research efforts and to finance operations of the Company through convertible promissory notes or equity financings. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms or at all.

These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting periods covered by the financial statements and accompanying notes. Significant areas requiring the use of management estimates include, but are not limited to, valuation of intangible assets, depreciative and amortization useful lives, assumptions used to calculate the fair value of the contingent share consideration, stock based compensation, beneficial conversion features, warrant values, deferred taxes and the assumptions used to calculate derivative liabilities. Actual results could differ materially from such estimates under different assumptions or circumstances.

Concentration of credit risk and other risks and uncertainties

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash. Substantially, all the Company’s cash are held in demand deposit form by one financial institution. The Company has not experienced any losses on its deposits of cash.

The Company is subject to all of the risks inherent in an early stage company developing new pharmaceutical products. These risks include, but are not limited to, limited management resources, dependence upon medical acceptance of the product in development, regulatory approvals, successful clinical trials, availability and willingness of patients to participate in human trials, and competition in the pharmaceutical industry. The Company’s operating results may be materially affected by the foregoing factors.

Cash

The Company considers all highly liquid investments purchased with an original maturity at the date of purchase of three months or less to be cash equivalents. As of December 31, 2019, and 2018, the Company’s cash was maintained in demand deposit forms at two financial institutions. Deposits in financial institutions may, from time to time, have exceed federally insured limits.

Property and equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs are expensed as incurred. Assets classified as property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years, or the lease term of the respective assets, whichever is less. When assets are retired or otherwise disposed, their original cost and related accumulated depreciation are removed from the consolidated balance sheet, and any resulting gain or loss is reflected in related operating expense.

Leases

In February 2016, the FASB issued ASU 2016-2 for leases. The ASU introduces a new lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this standard and determined that there is no material impact that the new accounting guidance will have on its financial statements and related disclosures.

Research and development costs

Research and development costs are charged to operating expenses as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses, laboratory supplies, consulting costs, and allocated overhead, including rent, equipment depreciation, and utilities.

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General and Administrative costs

General and administrative costs are charged to operating expenses as incurred. General and administrative costs include, but are not limited to, payroll and personnel expenses, travel and entertainment, consulting costs, conference and meeting costs, legal expenses and allocated overhead, including rent depreciation, and utilities.

Income taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In evaluating the ability recover its deferred income tax assets, the Company considers all available positive and negative evidence, including its opening results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration. In the event the Company determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

Stock based compensation

Stock-based compensation is calculated based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50,

Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument.

The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The determination of the fair value of stock-based payment awards on the date of grant is affected by the stock price as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends as under:

•	Expected term — The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method.

•	Expected volatility — Expected volatility is estimated using comparable public companies’ volatility for similar terms.

•	Expected dividend — The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The Company has never paid dividends and has no plans to pay dividends.

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•	Risk-free interest rate — The risk-free interest rate used in the Black-Scholes-Merton valuation method is based on the U.S. Treasury zero-coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

As of January  1, 2019, the Company adopted ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting of share-based payment awards issued to employees and nonemployees. The adoption did not materially impact our consolidated financial statements. The Company recognizes fair value of stock options granted to non-employees as a stock-based compensation expense over the period in which the related services are received. Non-employee option grants that do not vest immediately upon grant are recorded as an expense over the vesting period. At the end of each financial reporting period, the value of these options, as calculated using the Black-Scholes-Merton option-pricing model, is determined, and compensation expense recognized during the period is adjusted accordingly.

Fair Value of Financial Instruments

Due to their short maturities, the carrying amounts for cash and cash equivalents, accounts payable, and accrued expenses approximate their fair value. Non-current assets are primarily related to certain advances with carrying values that approximate their fair values.

Fair Value Measurements of Warrants

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820 are described below:

•	Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•	Level 2 — Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

In determining the fair value of warrants, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

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Beneficial Conversion Features

In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” the Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	2019	2018
Computer equipment	$32,500	$32,500
Furniture and fixtures	9,208	9,208
Accumulated depreciation	(41,117)	(40,472)
Property and equipment, net	$591	$1,236

Depreciation expense for the years ended December 31, 2019 and 2018 was $645 and $1,017 respectively.

4. EMPLOYEE BENEFIT PLAN

In 2014, the Company implemented a tax deferred savings plan, commonly referred to as a 401(k) plan. Employee’s contributions are withheld from standard payroll checks and are automatically withdrawn from the Company checking account and deposited into individual employee retirement accounts a few days following each payroll period. Employees can defer or contribute the statutory legal limits. There has been no Company matching of employee contributions to the plan through December 31, 2019.

5. COMMITMENTS AND CONTINGENCIES

Clinical trials

Since 2010, the Company has entered into multiple clinical trial agreements with medical institutions in the United States, Europe and Asia for the purpose of enrolling patients into various clinical trials. The agreements are substantially similar by trial and include a detailed listing of the clinical trial services for which the Company will pay, how much will be paid for each service, a set-up charge (if any), Investigational Review Board fees, contractual term, and other provisions. The clinical trial services provided by each site generally include the screening of prospective patients and, for those patients to be enrolled in the study, administration of the Company’s investigation drug according to the trial protocol, any required hospitalization, ancillary medical supplies, and 2-week patient follow-up. Further, each agreement requires the Company to indemnify each respective clinical site against any and all liability, loss, or damage it may suffer as a result of third-party claims; the Company maintains general product liability insurance of not less than $5 million in conjunction with this indemnification. The agreements may be terminated upon 30 days’ written notice, subject to conditions of paying all liabilities incurred through the date of termination. Additionally, with each screened patient, the Company incurs expense with other entities engaged to provide independent review of patient medical records.

Indemnification

From time to time, in its normal course of business, the Company may indemnify other parties, with whom it enters into contractual relationships, including lessors and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification obligations due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. The Company has also indemnified its directors and executive officers, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which such individual may be involved by reason of such individual being or having been a director or executive officer.

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Operating Leases

The Company has adopted ASC 842 to our existing leases. The Company has elected to apply the short-term lease exception to leases of one year or less. Presently, the Company has a single twelve-month lease on its Corporate Office located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014. The monthly lease payment is approximately $1,500 and the lease expires on January 31, 2021 at which point the Company will renew for another 12-month term.

6. CONVERTIBLE PROMISSORY NOTES

From June 2016 through April 2017, the Company issued an aggregate of $4,795,088 in convertible promissory notes to various investors (“2016 Notes”). The Company received $4,647,235 net of placement fees of $147,853. Upon next equity financing close of at least $5,000,000, (“Qualified Financing”), the 2016 Notes can be converted if the entire balance has not been paid, at which time the then outstanding balance and accrued interest shall automatically be cancelled and converted into that number of conversion shares at a price equal to the lower of either (i) a 20% discount to the price paid by investors in the qualified financing (“Qualified Financing Event Share Price”), or (ii) an $85,000,000 pre-offering valuation divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis immediately prior to the closing of such a qualified financing event.

Additionally, the Company is obliged to issue a warrant for 38,200 shares of common stock at an exercise price equal to the Qualified Financing Event Share Price and a maturity of 5-years (“2016 Contingent Warrants”) to the broker/placement agent. Placement fees and fair value of the 2016 Contingent Warrants were recognized as a debt discount and amortized over the initial 12-month term of the 2016 Notes.

The interest was initially accrued at 8% per annum and was scheduled to be paid in cash at maturity date. The 2016 Notes were scheduled to mature twelve months from the dates of issue. The 2016 Notes were neither converted nor paid back, and therefore have been in default since 2017 and are accruing interest at a default rate of 12% per annum. As of December 31, 2019, the Company owes $3,490,087 and $1,192,496 as principle and accrued interest, respectively.

The stated conversion term for the 2016 Notes creates a contingent BCF that is not measurable due to a contingency in the conversion mechanics that would allow a conversion to take place at the lower of either a 20% discount to the Qualified Financing Event Share Price or a $85 million valuation. Consequently, the BCF will be recognized as additional interest expense when the conversion takes place.

From November 2018 through January 2019, the Company issued an aggregate of $275,000 in convertible promissory notes to various investors (“2018 notes”). Upon a Qualified Financing, the 2018 Notes can be converted if the entire balance has not been paid. The principal and accrued interest of the 2018 notes shall automatically be converted into that number of shares at a price equal to a 20% discount to the Qualified Financing event price (price paid by investors in the Qualified Financing).

Additionally, the holders of the 2018 notes are also eligible for an equivalent number of warrants (i.e. as the number of converted shares), to purchase common stock (“2018 Contingent Warrants”) with a strike price equal to the Qualified Financing event price with a maturity of 5 years from the date of such a conversion event.

Interest on the 2018 Notes accrues at 8% per annum and was scheduled to be paid in cash at maturity unless converted. The 2018 Notes were scheduled to mature six months from the date of issue with an option to extend the maturity by an additional six months with certain additional conversion privileges. Pursuant to the option, the maturity dates of all 2018 notes were extended an additional six months. The 2018 Notes were neither converted nor paid back and continue to accrue interest at a default rate of 8% per annum.

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The Company is obliged to issue an additional 82,500 shares of common stock (“2019 Contingent stock”) the 2018 note holders when the 2018 notes are converted into preferred shares in a Qualified Financing. As of December 31, 2019, the Company owes $275,000 and $23,293 in principal and accrued interest. The stated conversion term for the 2018 Notes creates a contingent BCF of $68,750 which will be recognized as additional interest expense when the conversion takes place.

A summary table of the convertible notes by year is presented below:

Year	Note Description	Amount
2016	2016 Notes	$2,120,087
2017	2016 Notes	2,570,000
2018	2018 Notes	175,000
2019	2018 Notes	100,000
2019	2016 Notes – reclass to Accrued Legal liability (see Note 10)	(1,200,000)
	Total Balance	$3,765,087

7. INCOME TAXES

The Company’s provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate to loss before taxes as follows for the years ending December 31, 2019 and December 31, 2018:

	December 31,	December 31,
	2019	2018
Statutory federal income tax	$(177,562)	$(352,548)
State income taxes, net of federal tax benefits	(79,258)	800
Stock based compensation	27,940	—
Other permanent differences	474	2,280
Valuation allowance	229,206	350,268
Tax provision	$800	$800

Deferred tax assets and liabilities at December 31, 2019 and December 31, 2018 consist of the following:

	December 31,	December 31,
	2019	2018
NOL carryforwards	$8,711,765	$8,479,781
Credit carryforwards	—	—
Accruals and reserves	14,402	9,800
Stock compensation	83,472	90,581
Fixed assets/capitalized start-up costs	3,589	3,722
Total deferred tax assets	8,813,228	8,583,884
Valuation allowance	(8,813,228)	(8,583,884)
Net deferred tax assets	—	—

Realization of the deferred tax asset is dependent upon future taxable income, if any, the amount and time of which are uncertain. Accordingly, a full valuation allowance has been established, as the generation of future taxable income is uncertain.

As of December 31, 2019, and December 31, 2018, the Company had federal net operating loss carryforwards of $37,861,540 and 37,017,700. As of December 31, 2019, and December 31, 2018, the Company had California net operating loss carryforwards of $10,894,690 and $10,110,300. If unused, the federal and state net operating loss carryforwards begin expiring in 2030.

Utilization of the net operating loss carry forward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Section 382 of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization. As of December 31, 2019, no complete study has been completed.

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The company files US and state income tax returns with varying statues of limitations. The federal statue remains open for three years after a return is filed, however is re-opened if tax attributes from that year are used. The company is not currently under audit.

As of December 31, 2019, the Company had $0 in unrecognized tax benefits and does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months. The company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. There was no interest and penalties accrued as of December 31, 2019 and 2018.

Balance as of December 31, 2018	$0
Gross amount of increases in unrecognized tax benefits for tax positions taken in current year	—
Gross amount of decreases in unrecognized tax benefits for tax positions taken in prior year	—
Balance as of December 31, 2019	$0

The Company does not anticipate that its total unrecognized tax benefits will significantly change due to settlement of examination or the expiration of statute of limitations during the next 12 months.

The Company has not provided for U.S. income taxes on undistributed earnings of its foreign subsidiaries, because it intends to permanently re-invest these earnings outside the United States. Undistributed earnings of foreign subsidiaries is immaterial for all periods presented.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law. Certain provisions of the CARES Act impact the 2019 income tax provision computations of the Company and will be reflected in the first quarter of 2020, or the period of enactment. The CARES Act contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020. The modifications to Section 163(j) increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. As the company is in losses, there is no modification for the current year.

8. STOCKHOLDERS’ DEFICIT

Convertible preferred stock

•	Voting — The holders of each share of the Series 1, 2, 3, and 4 convertible preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to the shareholders for a vote. Each preferred shareholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

•	Dividends — The holders of shares of the Series 1, 2, 3, and 4 convertible preferred stock are not entitled to receive dividends.

•	Conversion — Each share of Series 1, 2, 3, and 4 convertible preferred stock is convertible into common stock, at the option of the holder, according to a conversion ratio. The initial conversion price of the Series 1, 2, 3, and 4 convertible preferred stock is $1.57, $1.81, $3.92, and $4.77 per share, respectively, subject to adjustment in accordance with anti-dilution provisions contained in the Company’s certificate of incorporation, as amended. The conversion ratios are 1.0:1.0 for Series 1, 2, 3, and 4. Each share of Series 1, 2, 3, and 4 will automatically convert into shares of common stock at the then-effective conversion price for each such share immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment of an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than the public offering price per share of $5.00, and which results in aggregate gross proceeds to the Company of $25,000,000 or (ii) the date specified by the written consent or agreement of at least a majority of the holders of the then- outstanding shares of convertible preferred stock.

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•	Liquidation preference — In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series 1, 2, 3, and 4 are entitled to receive, on a pari-passu basis and prior and in preference to any distribution to the holders of common stock based on the available funds will be distributed ratably to the holders of convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive. Any remaining assets of the Company will be distributed ratably among the holders of common stock.

Common stock

Each share of common stock is entitled to one vote. The holders of common stock, voting as a class, are entitled to elect one member to the Company’s board of directors. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the board of directors, subject to the prior rights of holders of all series of preferred stock outstanding.

The Company has 18,180,748 shares of common stock issued and outstanding and has reserved additional shares of common stock for issuance for the following purposes at December 31, 2019:

Conversion of Series 1 convertible preferred stock	625,237
Conversion of Series 2 convertible preferred stock	1,245,889
Conversion of Series 3 convertible preferred stock	951,761
Conversion of Series 4 convertible preferred stock	1,029,994
2016 Contingent Warrants	38,200
2019 Contingent Stock	82,500
Options to purchase common stock	741,666
Shares available for grant	2,258,334
6,973,581

The Company expects to issue preferred stock and contingent warrants on completion of Qualified Financing Event with respect to conversion of 2016 Notes and 2018 Notes. These preferred stock and contingent warrants can be converted to common stock under certain circumstances as detailed above. The Company’s available authorized preferred stock and common stock are sufficient to accommodate these conversions.

Common stock warrants

During 2014, in connection with the 2014 Notes, the Company issued warrants to purchase 138,500 shares of common stock at $5.00 per share to certain investors (“2014 Warrants”). The 2014 Warrants were exercisable immediately and expired in 2019. The Company estimated the fair value of the 2014 Warrants to be $426,383, using the Black-Scholes- Merton option-pricing model with the following assumptions:

Assumptions
Common stock value	$5.00
Expected life	4.5 – 4.7 years
Risk-free interest rate	1.33 – 1.52%
Expected dividend yields	0%
Volatility	86.5%

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Using the relative fair values allocation, the 2014 Warrants value of $407,578 was recorded as a discount to the 2014 Notes and an increase to additional paid-in capital. Upon conversion of the 2014 Notes into Series 4 Preferred Stock in June 2014, the corresponding debt discount was immediately amortized to interest expense.

Contingent Warrants

During 2017, in connection with the 2016 Notes, the Company was contractually obliged to issue (“2016 Contingent warrants”) to purchase 38,200 shares of common stock and by agreement these warrants expire on May 31, 2022.

The Company analyzed the 2016 Contingent Warrants and determined that they were to be classified as a liability, which are required to be re-measured at fair value (“marked-to-market”) each reporting period.

The Company estimated the fair value of the 2016 Contingent Warrants using the Black-Scholes- Merton option-pricing model with the following assumptions:

	2018	2019
Common stock value	$3.86	$3.63
Expected life	3 years	3 years
Risk-free interest rate	1.76%	1.76%
Expected dividend yields	0%	0%
Volatility	126%	126%

The value of the 2016 Contingent Warrants was recognized as a debt discount and amortized over the initial 12-month term of the 2016 Notes.

The following table summarizes fair value measurements by level at December 31, 2019 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 Contingent Warrants	$101,525			$101,525

The following table summarizes fair value measurements by level at December 31, 2018 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 Contingent Warrants	$107,934			$107,934

In connection with the 2018 notes, the Company will issue 2018 Contingent Warrants equivalent to the number of converted shares to be determined at the Qualified Financing Event with a strike price equal to the qualified financing event price and with a maturity of 5 years from the date of such a conversion event.

A summary of warrant activity for the periods ended December 31, 2019 and 2018 is as follows:

	Number of Shares	Range of Exercise Prices	Weighted- Average Exercise Prices	Weighted- Average Remaining Life
Outstanding at January 1, 2018	186,700	$3.86 – 5.00	$4.77	1.5
Cancelled	(10,000)	5.00	5.00	—
Outstanding at December 31, 2018	176,700	$3.86 – 5.00	$4.75	0.5
Cancelled	(138,500)	5.00	5.00	—
Outstanding at December 31, 2019	38,200	$3.86	$3.86	3.5

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9. STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

Option activity

In 2006, the Company established its 2006 Equity Incentive Plan (the “Plan”), which provides for the granting of stock options and stock purchase rights to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options (ISOs) or nonqualified stock options (NSOs). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSO may be granted to Company employees and consultants.

Options under the Plan may be granted for periods of up to 10 years. The exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, as determined by the board of directors. The exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, as determined by the board of directors. Options generally vest over four years whereas 25% vest upon the first anniversary of the issuance date and 1/48th per month there-after.

Under the Plan, in the event of the termination of a participant’s employment or the proposed transfer of such shares to a third party, the Company has the right to repurchase the stock under terms specified in the Plan agreement.

Activity under the stock option plan are as follows for the years ended December 31, 2019 and 2018:

	Shares available for Grant	Number of Shares Outstanding	Weighted average exercise price per share
Balance, December 31, 2017	2,055,834	944,166	$2.24
Options cancelled	105,000	(105,000)	—
Balance, December 31, 2018	2,160,834	839,166	$2.34
Options cancelled	97,500	(97,500)	—
Balance, December 31, 2019	2,258,334	741,666	$2.34
Vested, December 31, 2019	—	741,666	$2.43
Vested and expected to vest, December 31, 2019	—	741,666	$2.43

Shares outstanding under the stock option plan are as follows as of December 31, 2019:

Options Outstanding	Exercise price Per Share	Weighted average remaining contractual life (years)	Shares Exercisable	Weighted Average Exercise Prices
190,000	$1.45	0.40	190,000	$1.45
50,000	$1.57	1.67	50,000	$1.57
320,000	$1.81	2.79	320,000	$1.81
181,666	$4.77	4.18	181,666	$4.77
741,666		2.44	741,666	$2.43

Stock-based compensation associated with awards to employees

During the years ended December 31, 2019 and 2018, the Company granted no stock options to employees.

During the years ended December 31, 2019 and 2018, stock-based employee compensation expense was $0 and $21,054, respectively, which was recorded as general and administrative expense. As of December 31, 2019, the Company had no unrecognized compensation expense, net of estimated forfeitures,related to stock option awards to employees. No income tax benefit has been recognized relating to stock-based compensation expense, and no tax benefits have been realized from exercised stock options.

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10. SUBSEQUENT EVENTS

On January  2, 2020, there was a judgement issued by the District Court of Harris County, Texas, pursuant to an agreement reached between the Company and an investor in the 2016 Notes. Under the terms of the judgements, the Company is obligated to repay an investor of the 2016 Notes, the principal investment of $1,200,000, accrued interest of $242,000, and legal fees of $5,000. The $1,447,000 obligatory payment is currently accruing interest at 5.5% per annum.

Between March and May 2020, the Company received $610,000 in gross and net proceeds via a bridge loan whose terms are similar to the 2018 Notes.

On July 20, 2020, the Company entered into a definitive agreement and plan of merger for a business combination with Tenzing Acquisition Corp., a special purpose acquisition company incorporated in the British Virgin Islands (NASDAQ: TZAC).

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may impact operating activities, though such potential impact is unknown at this time. Management has determined that there are no other subsequent events to be reported.

The Company has evaluated subsequent events through July 23, 2020, the date the consolidated financial statements were available for general release, for appropriate accounting and financial statement disclosures.

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